exhibit q(ii)

POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Ian A. MacKinnon, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Paul Audet and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, (except as noted therein), hereby authorize Janey Ahn, Neal J. Andrews, Benjamin Archibald, Edward Baer, Jay Fife, Scott Hilton, Brendan Kyne, Tricia Meyer, John M. Perlowski, Howard Surloff and Aaron Wasserman, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22 day of February, 2013.

Signature	Title	Signature	Title

/s/ David O. Beim David O. Beim	Director/Trustee	/s/ Joseph P. Platt Joseph P. Platt	Director/Trustee

/s/ Ronald W. Forbes Ronald W. Forbes	Director/Trustee	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Director/Trustee

/s/ Dr. Matina S. Horner Dr. Matina S. Horner	Director/Trustee	/s/ Toby Rosenblatt Toby Rosenblatt	Director/Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Director/Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Director/Trustee

/s/ Herbert I. London Herbert I. London	Director/Trustee	/s/ Frederick W. Winter Frederick W. Winter	Director/Trustee

/s/ Ian A. MacKinnon Ian A. MacKinnon	Director/Trustee	/s/ Paul Audet Paul Audet	Director/Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Director/Trustee	/s/ Henry Gabbay Henry Gabbay	Director/Trustee

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Appendix A

BBIF Government Securities Fund
BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
   BlackRock Financial Institution Series Trust
   BlackRock Funds
   BlackRock Funds III
BlackRock Emerging Markets Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC+
BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.
Funds For Institutions Series
Master Government Securities LLC+
Master Institutional Money Market LLC+
Master Investment Portfolio+
Master Large Cap Series LLC*+
Master Money LLC+
Master Tax-Exempt LLC+
Master Treasury LLC+
   Quantitative Master Series LLC+
   Ready Assets Prime Money Fund
   Ready Assets U.S.A. Government Money Fund
   Ready Assets U.S. Treasury Money Fund
   Retirement Series Trust
   BlackRock Balanced Capital Fund, Inc.
     (in connection with its investment in the
     Master Large Cap Core Portfolio of
     Master Large Cap Series LLC)*

*   The Directors/Trustees are authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in their capacity as directors of the master fund.

+ When required to do so, the Directors/Trustees, in their capacities as directors of the master funds listed above, are authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

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